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                                                                   EXHIBIT 10.53


                                                              September 10, 1999


Aastrom Biosciences, Inc.
24 Frank Lloyd Wright Drive
Lobby L
Ann Arbor, MI 48105


Attention:  R. Douglas Armstrong, Ph.D.
            President and CEO

Ladies and Gentlemen:

       We are pleased that Aastrom Biosciences, Inc. (the "Company") has chosen to engage Salomon Smith Barney Inc. ("SSB") as its exclusive financial adviser in connection with a possible Transaction involving the Company. We look forward to working with you on this engagement, and have set forth below the agreed upon terms of our engagement.

       Scope of Engagement.  As we have discussed, in the course of our
       -------------------
engagement as your exclusive financial adviser, we will perform such financial advisory and investment banking services for the Company in connection with the proposed Transaction as are customary and appropriate in transactions of this type and as you reasonably request. For purposes of this agreement, "Transaction" means, whether in one or a series of transactions, the sale, transfer or other disposition, directly or indirectly, of all or a significant portion of the business, assets or securities of the Company, whether by way of a merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, negotiated purchase, leveraged buyout, minority investment or partnership, collaborative venture or otherwise, or any other extraordinary corporate transaction involving the sale or disposition of all or a significant portion of the Company. It is the intention of the Company to sell all or a majority of its business, assets or securities.

Excluded from the definition of Transaction are (i) the Company's pending activities with its subsidiary, Zeller AG, (ii) the issuance of the Company's stock to Immunex in satisfaction of a $1,000,000 annual fee owed by the Company,
(iii) small corporate licensing transactions, and (iv) the Company's sale of stock for raising working capital financing.

Notwithstanding anything herein to the contrary, if SSB does in fact assist the Company with a Transaction for less than a majority of the business, assets or securities of the Company, then the Company and SSB will set a mutually agreeable fair fee for the services rendered by SSB, in lieu of the Schedule A Transaction Fee.
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If SSB and the Company believe it to be advisable, we will assist you in preparing a memorandum, for distribution to potential buyers selected by SSB and the Company, describing the Company and its business, operations, properties, financial condition and prospects.

If so requested by the Company, SSB will render, in accordance with our customary practices, an opinion (the "Opinion") as to the fairness, from a financial point of view, to the Company or to the holders of common stock of the Company, as the case may be, of the consideration to be received in the Transaction (or in the case of a Transaction that involves an exchange of securities of the Company or its subsidiaries, the exchange ratio), it being understood that the form and substance of such Opinion will be in our sole judgment, and that we may qualify the Opinion in any manner that we believe appropriate. The fee set forth in Schedule A covers this Opinion.

The Company authorizes SSB to negotiate and execute on the Company's behalf confidentiality agreements with potential parties to a Transaction and to deliver confidential memoranda or other data furnished to SSB by the Company for distribution to such parties. The form of the confidentiality agreement, the parties to whom the Company's confidential memoranda and other data are given, and the extent of the Company's confidential materials to be given, shall all be subject to the Company's prior approval.

Fees and Expenses.  For our services hereunder, the Company will pay to SSB the
-----------------
following cash fees:

       (a) a fee determined in accordance with Schedule A hereto, payable promptly upon consummation of a Transaction; plus

       (b) if in connection with the termination or abandonment of a proposed Transaction during the term of this agreement or within one year thereafter, the Company receives any so-called "termination," "break-up," "topping" or similar fee or payment (including any characterized as expense reimbursement and any judgment for damages or amount in settlement of any dispute as a result of any termination or other failure to consummate the Transaction) or any profit arising from any shares (or option to acquire shares or assets) of any prospective purchaser or any of its affiliates acquired in connection with the Transaction, a termination fee equal to 15% of all such fees or profits, payable in cash promptly upon receipt of any such compensation by the Company.

In addition to any fees that may be payable to SSB hereunder and regardless of whether any Transaction is proposed or consummated, the Company will promptly reimburse SSB, from time to time upon request, for all reasonable travel and other out-of-pocket expenses incurred in performing our services hereunder, including reasonable fees and expenses of outside legal counsel in connection with rendering the Opinion and as otherwise expressly agreed by the Company.

                                       2

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       Use of Information. The Company recognizes and confirms that SSB in
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acting pursuant to this engagement will be using publicly available information and information in reports and other materials provided by others, including, without limitation, information provided by or on behalf of the Company and any prospective purchaser, and that SSB does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information. The Company agrees to furnish or cause to be furnished to SSB all necessary or appropriate information for use in its engagement and hereby warrants that any information relating to the Company or the Transaction that is furnished to SSB by or on behalf of the Company will be true and correct in all material respects and not misleading. The Company agrees that any information or advice (including, without limitation, the Opinion) rendered by SSB or any of our representatives in connection with this engagement is for the confidential use of the Company only in its evaluation of a Transaction and the Company will not, and will not permit any third party to, use it for any other purpose or disclose or otherwise refer to such Opinion, advice or information, or to SSB, in any manner without our prior written consent, except that, in the case of the Opinion, the Company may reproduce the Opinion in full, and may also include references to the Opinion and to SSB and its relationship with the Company (in each case in form and substance as SSB shall approve), in any statement on
Schedule 14D-9 or proxy statement relating to such Transaction that the Company is required to file under the Securities Exchange Act of 1934 and distribute to its shareholders. The Company shall notify SSB of any contacts with the Company made by prospective buyers.

       Certain Acknowledgments. The Company acknowledges that SSB has been
       -----------------------
retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of SSB is as an independent contractor and not in any other capacity including as a fiduciary. SSB may, to the extent it deems appropriate, render the services hereunder through one or more of its affiliates. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company) as against SSB or our affiliates or their respective directors, officers, agents and employees. SSB may, at our own expense, place announcements or advertisements in financial newspapers and journals describing our services hereunder.

       Indemnity.  SSB and the Company have entered into a separate letter
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agreement, dated the date hereof, providing for the indemnification of SSB by the Company in connection with SSB's engagement hereunder, the terms of which are incorporated into this agreement in their entirety.

       Termination of Engagement.  SSB's engagement will commence on the date
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hereof and will continue until the earlier of the consummation of a Transaction and 24 months after the date hereof, unless extended by mutual written consent or earlier terminated as provided below. Either the Company or SSB may terminate this agreement at any time, with or without cause, by giving written notice to the other party; provided, however, that that no such termination will
                           --------  -------
affect the matters set out in this section or under the captions

                                       3
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"Use of Information," "Certain Acknowledgments" and "Miscellaneous" or in the
separate letter agreement relating to indemnification. It is expressly agreed that following the expiration or termination of this agreement, SSB will continue to be entitled to receive fees as described above that have accrued prior to such expiration or termination but are unpaid, as well as reimbursement for expenses as contemplated above. It is also expressly agreed that, if a Transaction is consummated within 12 months after the date of termination of this agreement or if a definitive agreement that results in a Transaction is entered into during such period, and said transaction is between the Company and a party which was presented by SSB to the Company or a party with whom SSB conducted negotiations prior to the expiration or termination of SSB's engagement, then SSB shall be entitled to its full fees as described above.

       Miscellaneous. This agreement is governed by the laws of the State of New
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York, without regard to conflicts of law principles, will be binding upon and inure to the benefit of the Company and SSB and their respective successors and assigns. The Company and SSB agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed transaction or the engagement of or performance by SSB hereunder. The Company also hereby submits to the jurisdiction of the courts of the State of New York in any proceeding arising out of or relating to this agreement, including federal district courts located in such state, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

       We are delighted to accept this engagement and look forward to working with you on this matter. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.


                              Very truly yours,

                              SALOMON SMITH BARNEY INC.


                              By  /s/ Margery B. Fischbein
                                  ------------------------
                                   Margery B. Fischbein
                                   Managing Director

Accepted and agreed to as of
the date set forth above:

AASTROM BIOSCIENCES, INC.


By /s/ R. Douglas Armstrong
   ------------------------
       R. Douglas Armstrong, Ph.D.
       President and CEO

                                       5
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                                   Schedule A

The Transaction Fee shall be calculated by multiplying the applicable Fee Percentage and the Transaction Value per share multiplied by the number of fully diluted shares outstanding (i.e., assuming conversion of outstanding preferred shares and convertible debt, and exercise of options and warrants which are "in the money"), provided that in the event of a Transaction Value not specified on a per share basis, the Transaction Fee will be equivalent in amount to a Transaction Fee calculated on a Transaction Value per share basis. For Transaction Values of $3 per share or less, the Fee Percentage shall be 1.50% or $750,000 whichever is greater; for all other Transaction Values, the Fee Percentage shall be calculated in accordance with the following table where the Fee Percentage is interpolated between the intervals of the Transaction Values per share:

                              Transaction Value Per Share                      Fee Percentage
                              ----------------------------                     --------------
                               $3 per share or less                    1.50% or $750,000, whichever is greater

                          Greater than $3 per share - $4 per share                   1.75%

                          Greater than $4 per share - $5 per share                   2.00%

                                   Greater than $5 per share                         2.50%

For the purpose of calculating a Transaction Fee, "Transaction Value" shall equal the total proceeds and other consideration received (which shall be deemed to include amounts paid into escrow), and, in the case of a partnership, joint venture or recapitalization or similar Transaction, contributed or to be contributed by the Company or its shareholders, in connection with a Transaction, including, without limitation: (i) cash; (ii) notes, securities and other property valued at the fair market value thereof; (iii) liabilities, including all debt, pension liabilities and guarantees owed by the Company and assumed by the buyer; (iv) the present value of non-contingent payments to be made in installments; and (v) in the case of any contingent payments (whether or not related to future earnings or operations), the Company and SSB shall mutually determine in good faith a value for said contingent payments to reflect the risks, uncertainties and timing of said contingent payments.

For purposes of computing any fees payable to SSB hereunder, non-cash consideration shall be valued as follows: (i) publicly traded securities shall be valued at the average of their closing prices (as reported in the Wall Street Journal) for the five trading days prior to the closing of the Transaction and
(ii) any other non-cash consideration shall be valued at the fair market value thereof as determined in good faith by the Company and SSB.